UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its Charter)

              Delaware                                  52-1568099
(State of incorporation or organization)    (I.R.S. Employer Identification no.)


388 Greenwich Street
New York, New York                                         10013
(Address of principal executive offices)                  (zip code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Act and is effective
effective upon filing pursuant to            pursuant to General Instruction
General Instruction A.(c) please             A.(d) please check the following
check the following box.                     box.


Securities Act registration statement file number to which this form relates:
333-27155
Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered

Depositary Shares, each representing         New York Stock Exchange
1/5th of a share of 5.864% Cumulative
Preferred Stock, Series M

Securities to be registered pursuant to Section 12(g) of the Act:

                                            (None)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

      See the information set forth under the headings "Description of Preferred Stock Offered Hereby" and "Description of Depositary Shares" in the Registration Statement on Form S-3 (No. 333-27155) and "Description of Series M Preferred Stock" and "Description of Depositary Shares" in the Prospectus Supplement dated October 3, 1997 filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Act").

Item 2. Exhibits.

      2.1 Registration Statement on Form S-3 (No. 333-27155) of the Registrant (the "Registration Statement").

      2.2 Certificate of Designation of 5.864% Cumulative Preferred Stock, Series M, of the Registrant, incorporated by reference to Exhibit
            4.01 to the Registrant's Current Report on Form 8-K dated October 3, 1997.

      2.3 Form of Deposit Agreement, incorporated by reference to Exhibit 4.18 to the Registration Statement.

      2.4   Form of Depositary Receipt, incorporated by reference to Exhibit
            4.19 to the Registration Statement.

      2.5 Prospectus Supplement dated October 3, 1997 filed pursuant to Rule 424(b)(5) of the Act.


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

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     TRAVELERS GROUP INC.

Date:  June 2, 1998
                                     By /s/ Firoz B. Tarapore
                                        ------------------------------------
                                            Firoz B. Tarapore
                                            Deputy Treasurer


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